Exhibit 1.1

EXECUTION

PLUM CREEK TIMBERLANDS, L.P.

5.875% Notes due 2015

Fully and Unconditionally Guaranteed by

PLUM CREEK TIMBER COMPANY, INC.

a Delaware corporation

PURCHASE AGREEMENT

Dated:  November 8, 2005

Table of Contents

SECTION 1.	Representations and Warranties

(a)	Representations and Warranties by the Company and the Operating Partnership

	(i)	Compliance with Registration Requirements

	(ii)	Incorporated Documents

	(iii)	Independent Accountants

	(iv)	Financial Statements

	(v)	No Material Adverse Change in Business

	(vi)	Good Standing of the Company

	(vii)	Good Standing of Subsidiaries

	(viii)	Capitalization

	(ix)	Authorization of Agreement

	(x)	Authorization of the Indenture

	(xi)	Authorization of the Debt Securities

	(xii)	Authorization of Guarantee

	(xiii)	Description of Securities and Indenture

	(xiv)	Absence of Defaults and Conflicts

	(xv)	Absence of Proceedings

	(xvi)	Accuracy of Exhibits

	(xvii)	Absence of Further Requirements

	(xviii)	Possession of Licenses and Permits

	(xix)	Title to Property

	(xx)	Investment Company Act

	(xxi)	Environmental Laws

	(xxii)	REIT

	(xxiii)	Regulations T, U and X

	(xxiv)	Controls

	(xxv)	No Fiduciary Duty

(b)		Officer’s Certificates

SECTION 2.	Sale and Delivery to Underwriters; Closing

(a)		Terms

(b)		Payment

(c)		Denominations; Registration

SECTION 3.	Covenants of the Operating Partnership and the Company

(a)		Compliance with Securities Regulations and Commission Requests

(b)		Filing of Amendments

(c)		Delivery of Registration Statements

(d)		Delivery of Prospectuses

(e)		Continued Compliance with Securities Laws

(f)		Blue Sky Qualifications

(g)		Rule 158

(h)		Restriction on Sale of Securities

(i)		Reporting Requirements

(j)		DTC

(k)		Ratings

(l)		Use of Proceeds

SECTION 4.	Payment of Expenses

(a)		Expenses

(b)		Termination of Agreement

SECTION 5.	Conditions of Underwriters’ Obligations

(a)	Effectiveness of Registration Statement

(b)	Opinion of Counsel for the Operating Partnership and the Company

(c)	Opinion of General Counsel

(d)	Opinion of Counsel for Underwriters

(e)	Officers’ Certificate

(f)	Accountant’s Comfort Letter

(g)	Bring-down Comfort Letter

(h)	Ratings

(i)	Addditional Documents

(j)	Termination of Agreement

SECTION 6.	Indemnification

(a)	Indemnification of Underwriters by the Operating Partnership and the Company

(b)	Indemnification of The Operating Partnership, the Company, Directors and Officers

(c)	Actions against Parties; Notification

(d)	Settlement without Consent if Failure to Reimburse

SECTION 7.	Contribution

SECTION 8.	Representations, Warranties and Agreements to Survive Delivery

SECTION 9.	Termination of Agreement

(a)	Termination; General

(b)	Liabilities

SCHEDULES

Schedule A - List of Underwriters

Schedule B – Certain Terms of the Debt Securities

EXHIBITS

Exhibit A – Counsel Opinion to be Delivered Pursuant to Section 5(b).

Exhibit B – Counsel Opinion to be Delivered Pursuant to Section 5(c)

v

PLUM CREEK TIMBERLANDS, L.P.
$300,000,000
5.875% Notes due 2015
Fully and Unconditionally Guaranteed by
PLUM CREEK TIMBER COMPANY, INC.

PURCHASE AGREEMENT

November 8, 2005

Banc of America Securities LLC

Goldman, Sachs & Co.

as Representatives of the several Underwriters

c/o Banc of America Securities LLC

9 West 57th Street

New York, New York 10019

Ladies and Gentlemen:

Plum Creek Timberlands, L.P., a Delaware limited partnership (the “Operating Partnership”), and Plum Creek Timber Company, Inc., a Delaware corporation (the “Company”), confirm their respective agreements with the Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Banc of America Securities LLC (“Banc of America Securities”) and Goldman, Sachs & Co. (“Goldman Sachs”) are acting as representatives (in such capacity, the “Representatives”), with respect to the sale by the Operating Partnership and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amount of the Operating Partnership’s 5.875% Notes due 2015 (the “Debt Securities”) listed in Schedule A hereto.

The Debt Securities will be fully and unconditionally guaranteed as to payment of the principal of, and premium, if any, and interest on, the Debt Securities (the “Guarantee” and, together with the Debt Securities, the “Securities”) by the Company.  The Securities will be issued pursuant to an Indenture, dated as of November 14, 2005, among the Operating Partnership, the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by an officer’s certificate, dated November 14, 2005 (such Indenture as amended or supplemented is herein referred to as the “Indenture”).

The Company and the Operating Partnership have prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”), registration statement on Form S-3 Nos. 333-118516 and 333-118516-01, relating to, among other things, certain securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company and the Operating Partnership.  Promptly after execution and delivery of this Agreement, the Company and the Operating Partnership will prepare and file a prospectus relating to the Securities in accordance with the provisions of Rule 430A (“Rule 430A”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from registration statement on Form S-3 Nos. 333-118516 and 333-118516-01 at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Each prospectus relating to the Securities used before registration statement on Form S-3 Nos. 333-118516 and 333-118516-01 became effective, and any prospectus relating to the Securities that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” Such registration statements, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time registration statement on Form S-3 Nos. 333-118516 and 333-118516-01 became effective and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus covering the Shelf Securities (the “Basic Prospectus”), as supplemented by the final prospectus supplement relating to the Securities (the “Prospectus Supplement”), in each case in the form first used to confirm sales of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is hereinafter referred to as the “Prospectus.”  Any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus shall be deemed to include any documents filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”) after the date of effectiveness of registration statement on Form S-3 Nos.  333-118516 and 333-118516-01, or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

SECTION 1.                                Representations and Warranties.

(a)                                  Representations and Warranties by the Company and the Operating Partnership.  Each of the Company and the Operating Partnership, jointly and severally, represents and warrants to each Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i)                                     Compliance with Registration Requirements.  Each of the Company and the Operating Partnership meets the requirements for use of Form S-3 under the 1933 Act.  The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or the Operating Partnership, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.  The Registration Statement, at the Effective Date (defined below)(1), did not contain, and any post-effective amendment thereto, at such date did not

(1) No reference to the date of the Purchase Agreement is being made in this representation as the underwriters were named in the Registration Statement as of the Effective Date.

contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Registration Statement, at the Effective Date, complied, and the Prospectus, at the time it is filed with the Commission pursuant to Rule 424(b) under the 1933 Act, and as amended or supplemented, if applicable, when so filed, will comply in all material respects with the 1933 Act, the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).  The Prospectus, as of its date, did not include, and, as amended or supplemented, if applicable, and, as of the Closing Time, will not include, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company and the Operating Partnership in writing by any Underwriter through the Representatives expressly for use in the Registration Statement, preliminary prospectus or the Prospectus and to those parts of the Registration Statement that constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee.  The preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), except to the extent permitted by Regulation S-T.  As used herein, the term “Effective Date” means the later of (x) the date the Registration Statement (or any post-effective amendment thereto) was declared effective by the Commission under the 1933 Act and (y) the date that the Company’s most recent Annual Report on Form 10-K was filed with the Commission under the 1934 Act.

(ii)                                  Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations).

(iii)                               Independent Accountants.  The accountants who certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus are independent registered public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iv)                              Financial Statements.  The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the respective entity or entities presented therein at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the respective entity or entities presented therein for the periods specified.  Such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as set forth therein.  The supporting schedules, if any, included in the Prospectus present fairly, in all material respects, in accordance with GAAP the information required to be stated therein.

(v)                                 No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its respective subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Company’s common stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or the Operating Partnership with respect to its partnership interests.

(vi)                              Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Guarantee.  The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vii)                           Good Standing of Subsidiaries.  Each “significant subsidiary” of the Company (including the Operating Partnership) or of the Operating Partnership (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation, partnership or limited liability company in good standing under the laws of the jurisdiction of its formation, has corporate, partnership or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation, partnership or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.  Except as otherwise disclosed in the Prospectus, all of the issued and outstanding equity interests of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company or the Operating Partnership, as applicable, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of the outstanding equity interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.  Other than the Subsidiaries, neither the Company nor the Operating Partnership has any subsidiary that individually is, or in the aggregate with other non-Subsidiaries would be, a “significant subsidiary” within the meaning of Rule 1-02 of Regulation S-X.

(viii)                        Capitalization.  All of the Operating Partnership’s outstanding partnership interests have been duly authorized for issuance by the Operating Partnership and are validly issued and fully paid.  All of the shares of issued and outstanding capital stock of the Company have been duly authorized for issuance by the Company and are validly issued, are fully paid and non-assessable.  None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(ix)                                Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by each of the Operating Partnership and the Company.

(x)                                   Authorization of the Indenture.  The Indenture has been duly authorized by the Operating Partnership and the Company and, when executed and delivered by each of the Company and the Operating Partnership and, assuming due authorization, execution and delivery by the Trustee, will constitute a valid and legally binding obligation of each of the Company and the Operating Partnership, enforceable against each of the Company and the Operating Partnership in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.  The Indenture has been duly qualified under the 1939 Act.

(xi)                                Authorization of the Debt Securities.  The Debt Securities have been duly authorized for issuance by the Operating Partnership and when executed and delivered by the Operating Partnership and, when authenticated by the Trustee pursuant to the provisions of the Indenture and delivered to and paid for by the Underwriters as provided herein, the Debt Securities will constitute valid and legally binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.  The Debt Securities will be entitled to the benefits of the Indenture.

(xii)                             Authorization of Guarantee.  The Guarantee has been duly authorized for issuance by the Company and, when executed and delivered by the Company, and when the Debt Securities are executed, authenticated and delivered pursuant to the provisions of the Indenture against payment of the purchase price therefor by the Underwriters as provided herein, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.  The Guarantee will be in the form contemplated by the Indenture.

(xiii)                          Description of Securities and Indenture.  The Securities and the Indenture conform in all material respects to all statements relating thereto included in the

Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(xiv)                         Absence of Defaults and Conflicts.  None of the Company, the Operating Partnership or any of their respective subsidiaries is in violation of its charter, by-laws, certificate of limited partnership, partnership agreement, limited liability agreement or other organizational instrument or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its properties is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement, the Indenture and the Securities by the Company and the Operating Partnership, as applicable, and the consummation of the transactions contemplated herein and compliance by the Company and the Operating Partnership with their respective obligations hereunder have been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties of the Company, the Operating Partnership or any of their respective subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of any organizational instrument of the Company, the Operating Partnership or any of their respective subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or any of their respective subsidiaries or any of their respective properties or operations and that is, to the knowledge of the Company or the Operating Partnership, applicable to the Company, the Operating Partnership or any of their respective subsidiaries.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership or any of their respective subsidiaries.

(xv)                            Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Operating Partnership, threatened, against or affecting the Company, the Operating Partnership or any of their respective subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Indenture and the Securities or the performance by the Company or the Operating Partnership of their respective obligations hereunder or thereunder.  The aggregate of all pending legal or governmental proceedings to which the Company, the

Operating Partnership or any of their respective subsidiaries is a party or of which any of their respective properties is subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xvi)                         Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xvii)                      Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the authorization, execution, delivery or performance by the Company or the Operating Partnership of this Agreement or under the Indenture or the Securities, in connection with the offering and sale of the Securities hereunder or the consummation by the Company or the Operating Partnership of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations and state securities laws.

(xviii)                   Possession of Licenses and Permits.  The Company, the Operating Partnership and their respective subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such authorizations would not, individually or in the aggregate, result in a Material Adverse Effect.  The Company, the Operating Partnership and their respective subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect.  All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect.  None of the Company, the Operating Partnership or any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xix)                           Title to Property.  The Company, the Operating Partnership and their respective subsidiaries have good and marketable title to all real property (other than timberlands) owned by them and good title to all other properties (including timberlands) owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) such defects in title and, in the case of properties which are leased, such defects in leasehold interests, as would not reasonably be expected to materially impair the value of all such properties or materially interfere with the ordinary conduct of the business of the Company, the Operating Partnership and their respective subsidiaries as currently conducted and currently proposed to be conducted.

(xx)                              Investment Company Act.  Neither the Company nor the Operating Partnership is an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxi)                           Environmental Laws.  Except as described in the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Company, the Operating Partnership or any of their respective subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company, the Operating Partnership and their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company or the Operating Partnership, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, the Operating Partnership or any of their respective subsidiaries and (D) to the knowledge of the Company and the Operating Partnership, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, the Operating Partnership or any of their respective subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxii)                        REIT.  Beginning with its taxable year ending December 31, 1999, the Company has been, and will for all taxable years thereafter continue to be, organized in conformity with the requirements for qualification as a “real estate investment trust” (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”).  The Company has operated its business in a manner that has allowed it and will allow it to qualify as a REIT.  The Company has elected to be taxable as a REIT on its federal income tax return (and on any appropriate state tax return) for each year beginning with the taxable year ending December 31, 1999 and has not revoked said election.

(xxiii)                     Plan Assets.  The assets of the Operating Partnership and its subsidiaries do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereof.

(xxiv)                    Regulations T, U and X.  None of the transactions contemplated by this Agreement (including, without limitation, the use of the net proceeds from the sale of the Securities) will violate or result in a violation by the Operating Partnership or the

Company of Section 7 of the 1934 Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(xxv)                       Partnership Classification.  Since their formation the Operating Partnership and each other subsidiary of the Company or the Operating Partnership that is a partnership have been properly classified as partnerships or disregarded entities and not as corporations or as associations subject to tax as corporations, for federal income tax purposes.

(xxvi)                    Controls.  The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the 1934 Act) that complies with the requirements of the 1934 Act and has been designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The internal control over financial reporting of the Company is effective.

(xxvii)                 No Fiduciary Duty.  The Company and the Operating Partnership each acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Operating Partnership, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as principal and not the agent or fiduciary of the Company or the Operating Partnership, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Operating Partnership with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Operating Partnership on other matters) or any other obligations of the Company or the Operating Partnership except the obligations expressly set forth in this Agreement and (iv) the Company and the Operating Partnership have consulted their own legal and financial advisors to the extent it deemed appropriate.  The Company and the Operating Partnership each agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Operating Partnership, in connection with the offering of the Securities or the process leading thereto.

(b)                                 Officer’s Certificates.  Any certificate signed by any officer or other representative of the Company, the Operating Partnership or any of their respective subsidiaries that is delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company, the Operating Partnership or such respective subsidiary, as applicable, to each Underwriter as to the matters covered thereby.

SECTION 2.                                Sale and Delivery to Underwriters; Closing.

(a)                                  Terms.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Operating Partnership agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Operating Partnership, at the purchase price percentage per Debt Security set forth in Schedule B, the aggregate principal amount of Debt Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Debt Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, and the Company agrees to execute the Guarantee in respect of the Debt Securities.  The Debt Securities shall have the terms specified in Schedule B hereto, among other terms specified in the Prospectus.

(b)                                 Payment.  Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York, 10019, or at such other place as shall be agreed upon by the Representatives, the Company and the Operating Partnership, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives, the Company and the Operating Partnership (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Operating Partnership by wire transfer of immediately available funds to a bank account designated by the Operating Partnership against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase.  Banc of America Securities, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(c)                                  Denominations; Registration.  The Securities shall be issued in book-entry only form and shall be represented by one or more global certificates in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time.  The certificates representing the Securities will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

SECTION 3.                                Covenants of the Operating Partnership and the Company.  Each of the Operating Partnership and the Company, jointly and severally, covenants with each Underwriter as follows:

(a)                                  Compliance with Securities Regulations and Commission Requests.  The Company and the Operating Partnership, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representatives immediately, and confirm the notice in writing if requested by the Underwriters, upon the occurrence of any of the following events after the date hereof and prior to completion of the distribution of the Securities, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes.  The Operating Partnership and the Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Operating Partnership and the Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)                                 Filing of Amendments.  From the date hereof until the later of (x) the completion of the distribution of the Securities and (y) the Closing Time, the Operating Partnership and the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)                                  Delivery of Registration Statements.  The Operating Partnership and the Company have furnished, will deliver or have made available, to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and copies of all consents and certificates of experts, and will also deliver to the Representatives or will also make available, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)                                 Delivery of Prospectuses.  The Operating Partnership and the Company have delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and each of the Operating Partnership and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Operating Partnership and the Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                                  Continued Compliance with Securities Laws.  Each of the Operating Partnership and the Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus.  If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters and for the Operating Partnership and the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Operating Partnership and the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Operating Partnership and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)                                    Blue Sky Qualifications.  The Operating Partnership and the Company will use their respective reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that neither the Operating Partnership nor the Company shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  In each jurisdiction in which the Securities have been so qualified, the Operating Partnership and the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

(g)                                 Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its respective securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)                                 Restriction on Sale of Securities.  Between the date of this Agreement and the Closing Time, neither the Operating Partnership nor the Company will, without the Representatives’ prior written consent, offer to sell, enter into any agreement to sell or sell any debt securities (other than borrowings under any revolving credit agreement).

(i)                                     Reporting Requirements.  The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(j)                                     DTC.  The Operating Partnership and the Company shall use their reasonable best efforts in cooperation with the Underwriters to permit the Securities to be eligible for clearance, settlement and trading through DTC.

(k)                                  Ratings.  The Operating Partnership and the Company will use their reasonable best efforts to enable Standard & Poor’s Ratings Services (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) and Fitch Ratings (“Fitch”) to provide their respective credit ratings of the Securities.

(l)                                     Use of Proceeds.  The Operating Partnership agrees to use the net proceeds from the sale of the Debt Securities in the manner described under “Use of Proceeds” in the Prospectus.

(m)                               Notification of Certain Events.  Prior to the Closing Time, the Operating Partnership and the Company will notify the Representatives immediately if any event occurs that renders any of the representations and warranties of the Operating Partnership and the Company contained herein inaccurate or incomplete.

SECTION 4.                                Payment of Expenses.

(a)                                  Expenses.  The Operating Partnership and the Company will pay or cause to be paid all expenses incident to the performance of their respective obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iii) the fees and disbursements of their counsel, accountants and other advisors, (iv) subject to receipt of documentation (such documentation to be sufficient for this purpose if it is of a type customarily obtained by the Underwriters), the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto not to exceed $5,000, (v) the printing and delivery to the Underwriters of copies of preliminary prospectus and the Prospectus and any amendments or supplements thereto, (vi) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (vii) any fees charged by a “nationally recognized statistical rating organization” (as such term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act) for the rating of the Securities, (viii) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee, in connection with the Indenture and the Securities, (ix) all expenses and fees incurred in connection with the clearance, settlement and trading of the Securities through DTC, (x) all expenses and fees incurred in connection with the application to obtain CUSIP numbers for the Securities, (xi) subject to receipt of documentation (such documentation to be sufficient for this purpose if it is of a type customarily obtained by the Underwriters), the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities

Dealers, Inc. (the “NASD”) of the terms of the sale of Securities, (xii) their costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Operating Partnership and the Company, travel and lodging expenses of the representatives and officers of the Operating Partnership and the Company and any such consultants and the cost of any aircraft chartered in connection with the road show.

(b)                                 Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9 hereof, the Operating Partnership and the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, subject to receipt of documentation of such expenses (such documentation to be sufficient for this purpose if it is of a type customarily obtained by the Underwriters).

SECTION 5.                                Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Operating Partnership and the Company contained in Section 1 hereof or in certificates of any officer or other representative of the Operating Partnership or the Company or any subsidiary thereof delivered pursuant to the provisions hereof, to the performance by the Operating Partnership and the Company of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)                                  Effectiveness of Registration Statement.  The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(b)                                 Opinion of Counsel for the Operating Partnership and the Company.  At Closing Time, the Representatives shall have received an opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Operating Partnership and the Company, in form and substance reasonably satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c)                                  Opinion of General Counsel.  At Closing Time, the Representatives shall have received an opinion, dated as of Closing Time, of James A. Kraft, Esq., Senior Vice President, General Counsel and Secretary of the Company, in form and substance reasonably satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other

Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

(d)                                 Opinion of Counsel for Underwriters.  At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to agreed upon matters.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Operating Partnership, Company and their respective subsidiaries and certificates of public officials.

(e)                                  Officers’ Certificate.  At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect, and the Representatives shall have received a certificate of the President or a Vice President and of the chief financial or chief accounting officer of the Company, on behalf of the Company and as sole member of the general partner of the Operating Partnership, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Operating Partnership and the Company have complied with all agreements and satisfied all conditions on their respective parts to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, are contemplated by the Commission.

(f)                                    Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letters for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(g)                                 Bring-down Comfort Letter.  At Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in their respective letters furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(h)                                 Ratings.  At the Closing Time, the Securities shall be rated at least “Baa3” by Moody’s, “BBB-” by S&P and “BBB-” by Fitch, and the Operating Partnership and the Company shall have delivered to the Representatives evidence reasonably satisfactory to the Representatives confirming that the Securities have such ratings; and since the execution of the

Agreement, there shall not have occurred a downgrading in, or withdrawal of, any rating assigned to the Securities or any other securities of the Operating Partnership or the Company by any nationally recognized statistical rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review any rating of the Securities or any other securities of the Operating Partnership or the Company other than with positive implications.

(i)                                     Additional Documents.  At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Operating Partnership and the Company at or prior to the Closing Time in connection with the sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(j)                                     Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Operating Partnership and the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 13 shall survive any such termination and remain in full force and effect.

SECTION 6.                                Indemnification.

(a)                                  Indemnification of Underwriters by the Operating Partnership and the Company. Each of the Operating Partnership and the Company, jointly and severally, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii) and (iii) as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever (which, in the case of legal expenses, must be reasonable), as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based, in each case, upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Operating Partnership and the Company; and

(iii)                               against any and all expense whatsoever, as incurred (including, subject to Section 6(c), the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Operating Partnership and the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(b)                                 Indemnification of the Operating Partnership, the Company, Directors and Officers.  Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Operating Partnership, the Company, the Company’s directors, each of the Company’s officers who signed the Registration Statement, and each person, if any, who controls the Operating Partnership or the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Operating Partnership and the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(c)                                  Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  If it so elects within a reasonable time after receipt of such notice, upon providing notice thereof to the indemnified party, an indemnifying party shall be entitled to participate in such action and, to the extent that it shall wish, jointly with any other indemnifying parties receiving the notice required under the first sentence hereof, assume the defense of such action with counsel chosen by it (provided that such counsel is approved, in their reasonable discretion, by the indemnified parties who are defendants in such action) unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party.  In the absence of such an election by an indemnifying party within a reasonable period of time after receipt of such notice to assume the defense of such an action or, in the event of a failure to assume the defense of such action within a reasonable period of time, in the case of parties indemnified pursuant to Sections 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company.  If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 Settlement without Consent if Failure to Reimburse.  Subject to Section 6(c), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.                                Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Operating Partnership and the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Operating Partnership and the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Operating Partnership and the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Operating Partnership and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Operating Partnership and the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Operating Partnership or the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Operating Partnership, the Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Operating Partnership or the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Operating Partnership or the Company, as the case may be.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.                                Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or in certificates of officers or other representatives of the Operating Partnership or the Company or any of their respective subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Operating Partnership or the Company, and shall survive delivery of the Securities to the Underwriters.

SECTION 9.                                Termination of Agreement.

(a)                                  Termination; General.  The Representatives may terminate this Agreement, by notice to the Operating Partnership and the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Operating Partnership or the Company has been suspended or materially limited by the Commission or the New York Stock Exchange or the Pacific Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either U.S. Federal or New York authorities.

(b)                                 Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 13 shall survive such termination and remain in full force and effect.

SECTION 10.                          Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)                                  if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)                                 if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, then the Representatives or the Operating Partnership shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.                          Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Representatives at c/o Banc of America Securities LLC, 40 West 57th Street, 27th Floor, New York, New York 10019, attention of High Grade Debt Capital Markets Transaction Management, and Goldman Sachs & Co., One New York Plaza, 42nd Floor, New York, New York 10004, attention of Registration Department, with a copy to Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, attention of Edward F. Petrosky and Samir A. Gandhi; notices to the Operating Partnership and the Company shall be directed to it at 999 Third Avenue, Suite 2300, Seattle, Washington 98104, attention of James A. Kraft, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, 34th Floor, Los Angeles, California 90071, attention of Gregg A. Noel.

SECTION 12.                          Parties.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Operating Partnership and the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Operating Partnership and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Operating Partnership and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.                          GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF

THE STATE OF NEW YORK.  SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14.                          Effect of Headings.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Operating Partnership and the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Operating Partnership and the Company in accordance with its terms.

Very truly yours,

PLUM CREEK TIMBERLANDS, L.P.

By:	Plum Creek Timber I L.L.C.,
its General Partner

By:	Plum Creek Timber Company, Inc.,
its Sole Member

By:	/s/ David W. Lambert
Name: David W. Lambert
Title: Vice President and Treasurer

PLUM CREEK TIMBER COMPANY, INC.

By:	/s/ David W. Lambert
Name: David W. Lambert
Title: Vice President and Treasurer

CONFIRMED AND ACCEPTED,

as of the date first above written:

BANC OF AMERICA SECURITIES LLC

GOLDMAN, SACHS & CO.

UBS SECURITIES LLC

LAZARD CAPITAL MARKETS LLC

RABO SECURITIES USA, INC.

SCOTIA CAPITAL, INC.

SUNTRUST CAPITAL MARKETS INC.

BNY CAPITAL MARKETS, INC.

PIPER JAFFRAY & CO.

WELLS FARGO SECURITIES, LLC

By:  BANC OF AMERICA SECURITIES LLC

By:	/s/ Lily Chang
Name: Lily Chang
Title: Principal

By:  GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs & Co.
Goldman, Sachs & Co.

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Principal Amount of Securities

Banc of America Securities LLC	$111,000,000
Goldman, Sachs & Co	111,000,000
UBS Securities LLC	24,000,000
Lazard Capital Markets LLC	9,000,000
Rabo Securities USA, Inc.	9,000,000
Scotia Capital, Inc.	9,000,000
SunTrust Capital Markets Inc.	9,000,000
BNY Capital Markets, Inc.	6,000,000
Piper Jaffray	6,000,000
Wells Fargo Securities, LLC	6,000,000
Total	$300,000,000

A-1

SCHEDULE B

CERTAIN TERMS OF THE DEBT SECURITIES

1.                                       Interest Rate –5.875% per annum

2.                                       Interest Payment Dates –May 15 and November 15, commencing May 15, 2006

3.                                       Stated Maturity Date –November 15, 2015

4.                                       Redemption Terms – The Debt Securities are redeemable at the option of the Operating                   Partnership at any time prior to maturity in an amount equal to the principal thereof and Make-Whole Amount (as defined in the Indenture), if any, and interest thereon.

5.                                       Initial Public Offering Price – 99.731% of the principal amount of the Debt Securities plus unpaid interest accrued from the Closing Time if settlement occurs after the Closing Time.

6.                                       Purchase Price – 99.081% of the principal amount of the Debt Securities.

B-1